Exhibit 99.(g)(1)(b)

January 27, 2015

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention:  Geoff Emery, Vice President

Re:  Aberdeen Funds Core Fixed Income Fund Liquidation

Ladies and Gentlemen:

Please be advised that the Board of Trustees of Aberdeen Funds approved the liquidation of the Aberdeen Core Fixed Income Fund (the “Fund”).  Such liquidation is expected to take place on or about February 12, 2015; however, cash may remain in the Fund’s custody account thereafter for payment of final fund expenses.  Effective as of the complete liquidation of the Fund, the Fund shall be removed from Appendix A to the Amended and Restated Master Custodian Agreement dated as of June 1, 2010, as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company, as reflected in the attached updated Appendix A.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to Aberdeen Funds and retaining one for your records.

Sincerely,

EACH ABERDEEN FUND IDENTIFIED ON APPENDIX A HERETO

		By:	/s/ Lucia Sitar
		Name:	Lucia Sitar
		Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

As Amended January 27, 2015

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds

Aberdeen Equity Long-Short Fund
Aberdeen Global Natural Resources Fund
Aberdeen Small Cap Fund
Aberdeen China Opportunities Fund
Aberdeen Global Equity Fund
Aberdeen Diversified Alternatives Fund
(formerly, Aberdeen Optimal Allocations Fund: Specialty)
Aberdeen Dynamic Allocation Fund
(formerly, Aberdeen Optimal Allocations Fund: Moderate)
Aberdeen Diversified Alternatives Fund
(formerly, Aberdeen Optimal Allocations Fund: Moderate)
Aberdeen Asia Bond Fund
Aberdeen Asia-Pacific (ex-Japan) Equity Fund
Aberdeen Emerging Markets Fund
(formerly, Aberdeen Emerging Markets Institutional Fund)
Aberdeen International Equity Fund
Aberdeen Global Fixed Income Fund
Aberdeen Global Small Cap Fund
Aberdeen Tax-Free Income Fund
Aberdeen Core Fixed Income Fund(1)
Aberdeen Emerging Markets Debt Local Currency Fund
Aberdeen Ultra-Short Duration Bond Fund
Aberdeen Asia-Pacific Smaller Companies Fund
Aberdeen U.S. Equity Fund
Aberdeen High Yield Fund
(formerly, Aberdeen U.S. High Yield Bond Fund)
Aberdeen Emerging Markets Debt Fund
Aberdeen European Equity Fund
Aberdeen Latin American Equity Fund

The India Fund, Inc.

The Asia Tigers Fund, Inc.

Aberdeen Chile Fund, Inc.

Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.

Aberdeen Indonesia Fund, Inc.

Aberdeen Israel Fund, Inc.

Aberdeen Latin American Fund, Inc.

Aberdeen Greater China Fund, Inc.

(1)  The Core Fixed Income Fund shall be deemed removed from this Appendix A effective as of the complete liquidation of the Fund.